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                                                                 Exhibit 10.6(b)


                          "COMMERCIAL PROMISSORY NOTE"

                                                                  COD-031C050036

                                                         Maturity: June 22, 2000

By way of this promissory note for the value received in ____________________ the undersigned party (parties) is (are) bound to pay to the Order of Banco Dominicano del Progreso, S.A., from now on denominated THE BANK, at its business headquarters or at any of its branches the amount of TWO MILLION DOLLARS WITH 00/100, currency of the United States of America. US$2,000,000.00, with interests payable _____________________ in the same currency as of the ______________________ at the rate of ___________%, percent annually on the unpaid balances of the due sum in addition to the commissions at the rate of
10.5 percent annually on the unpaid balance, but in the case of default in payment upon maturity, the unpaid balances will earn interests at the maximum rate allowed by the Law. The payments of capital will be made in the following manner:

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If, during the term of this promissory note, a new law, decree or resolution is enacted by the Monetary Board, it will authorize an increase in the interest rate and/or commission over the rate agreed in this promissory note, or if there is a delay regarding the date when a payment should have been made with a surcharge on the mentioned promissory note. THE BANK will have the faculty to unilaterally increase the commissions and/or interests contemplated in this promissory note, up to an amount that is permitted, with previous notice to the subscribed parties five (5) days in advance.

In the case the capital is paid through installments, the capital, the interests and commissions that have matured to date, will be paid jointly. The payments of interests and of capital will be made by the subscribed party (parties) at the domicile of THE BANK without the need of collection nor of arrears. The subscribed party (parties) are bound that in the case of default at the time of maturity with one of their obligations for payment, to pay for the concept of arrears, by way of penal clause, _______ % monthly on the amount of the expired installments, without any judiciary or out of court formality

Default in payment of one or more installments of capital, interests and/or commissions foreseen in this promissory note: the order of a forfeiture or lien on and execution presented against one of the subscribed parties and in the case of death, bankruptcy or interdiction of one of them, will produce in full right and without the need of any judiciary or out of court formality, the expiration of the


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established term, immediately requiring the due capital plus the interests and commissions to date.

The subscribed party (parties) is (are) bound to pay in case of default of this obligation, all the attorneys' fees and expenses in which THE BANK may incur in the collection of the same, whether by judiciary procedure or by any other means; also stipulating, that in case that a judiciary procedure is initiated for the collection of this obligation, the subscribed party (parties) is (are) bound to pay the holder of this obligation, a liquid sum to cover the attorneys' fees, equivalent to whichever is higher between ______% of the balance of the same and ______________, plus the cost of the proceedings.

The subscribed party (parties) and the endorser (endorsers) of this promissory note, hereby waive the presentation for the payment, notice of default in payment, protest, notice of protest and he (each) agrees (agree) that the holder (holders) of this promissory note, may extend the date of payment, with or without notice to all or each one of the parties of the obligation and that in the future all the parties will continue responsible for the same, as if all and each one of them, had expressly consented to the extension. For the execution of this obligation, competence is attributed to the courts of commerce of the Dominican Republic.

In the case of death of the subscribed party (parties), this debt will be considered indivisible in the charge of the heirs, who will respond individually and per se for the total amount of the debt, including interests and commissions as if it were they. They also acknowledge that the issuance of this promissory note does not imply novation of the debt existing previous to the same, reason why it keeps its term and effect, with all the consequences granted by law, any security, real, pledge, assignment of credit, certificate of deposit or collateral that could exist in favor of THE BANK.

The subscribed party (parties) expressly authorizes (authorize) and empowers (empower) THE BANK, at its option, and at any moment, to take possession of and to apply to the payment of this promissory note and of any other obligation or obligations existing at the moment or in which the party (parties) may incur in the future, individually or jointly, in favor of THE BANK, matured or not, any sum of money that is currently or that in the future is in hands of THE BANK, either in deposit or in any other manner, credited to, or belonging to the subscribed party (parties).

ON THE TWENTY-THIRD (23RD) OF DECEMBER OF NINETEEN HUNDRED AND NINETY-NINE


(Signature, not legible)
(Rubber Stamp of PriceSmart Dominicana, S.A.)


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Identification Card 093904746)

(Signature, not legible)
(Rubber Stamp of PriceSmart Dominicana, S.A.)
Identification Card No. 001-0102205-1